Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

November 3, 2025

Colony Bankcorp, Inc.

115 South Grant Street

Fitzgerald, Georgia 31750

Re:	Colony Bankcorp Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Colony Bankcorp, Inc., a Georgia corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement registers up to $150,000,000 in the aggregate of an indeterminate amount of: (i) shares of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”); (ii) shares of Preferred Stock, no par value, of the Company (the “Preferred Stock”); (iii) senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Senior Debt Trustee”), or a subordinated debt indenture (the “Subordinated Debt Indenture” and together with the Senior Debt Indenture, the “Indentures”) between the Company and Wilmington Trust, National Association, as trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, the “Trustees”); (iv) depositary shares to purchase fractional shares of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each a “Depositary Agreement”) to be entered into between the Company and the depositary agent to be named therein (the “Depositary Agent”); (v) purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”); (vi) a combination of two or more securities that may be offered in the form of units (the “Units”); (vii) warrants to purchase the Company’s securities (the “Warrants”); and (viii) rights to purchase the Company’s securities (the “Rights”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts, Units, Warrants, and Rights are collectively referred to herein as the “Securities”.

We also have acted as counsel to the Company in connection with the sale through Piper Sandler & Co. as the placement agent (the “Placement Agent”) from time to time by the Company of shares of Common Stock (the “Equity Distribution Agreement Shares”) having an aggregate offering price of up to $40,000,000 pursuant to the Registration Statement, the Base Prospectus and the related prospectus supplement for the sale of the Equity Distribution Agreement Shares included in the Registration Statement (the Base Prospectus and such prospectus supplement, collectively, the “Equity Distribution Agreement Prospectus”), and that certain Equity Distribution Agreement dated as of November 3, 2025 between the Placement Agent and the Company (the “Equity Distribution Agreement”).

Alston & Bird LLP	www.alston.com
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Colony Bankcorp, Inc.

November 3, 2025

This opinion letter is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus or the Equity Distribution Agreement Prospectus, other than as expressly stated herein with respect to the issue of the Securities, including the issuance of the Equity Distribution Agreement Shares.

In rendering the opinions expressed herein, and except as hereinafter limited, we have examined the Articles of Incorporation of the Company, as amended; the Amended and Restated Bylaws of the Company, as amended; the Registration Statement; the Equity Distribution Agreement Prospectus; the Equity Distribution Agreement; and records of the proceedings of the Board of Directors of the Company as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies, that the Registration Statement, and any amendments thereto (including the Equity Distribution Agreement Prospectus), will have become effective under the Securities Act, that a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, with respect to shares of Common Stock or Preferred Stock offered by the Company, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance, and that the issuance and sale of such Securities will not violate or result in a default under or breach of any agreement or instrument binding upon the Company, whether by virtue of a waiver, consent, amendment or otherwise.

Colony Bankcorp, Inc.

November 3, 2025

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.

This opinion letter is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

(1)       Any shares of Common Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto; (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Common Stock; and (c) the shares of Common Stock have been delivered to and paid for by the purchasers thereof, will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock;

(2)       Any shares of Preferred Stock, when (a) the underwriting or similar agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary action to approve the issuance of the Preferred Stock and (c) the shares of Preferred Stock have been duly delivered to and paid for by the purchasers thereof, will be duly authorized, validly issued, fully paid and nonassessable;

(3)       Any Debt Securities, assuming the Indenture has been duly authorized, executed and delivered by the Trustee and the Company, and when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Debt Securities and to authorize and approve the issuance thereof; (b) any supplemental indenture, officers’ certificate or board resolution in respect of the issuance of any Debt Securities has been duly authorized, executed and delivered by the Trustee and the Company; (c) the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities; and (d) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Debt Securities and the applicable underwriting or other agreement against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity, provided that we express no opinion as to the applicability (and if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

Colony Bankcorp, Inc.

November 3, 2025

(4)       Any Depositary Shares, when (a) the Depositary Agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Depositary Shares and to authorize and approve the issuance thereof and (c) the Depositary Shares have been issued and delivered to and paid for by the purchasers thereof, will be validly issued and will represent fractional interests in, validly issued, fully paid and non-assessable Preferred Stock;

(5)       Any Purchase Contracts, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof; (b) the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Company and the parties thereto; (c) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (d) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

(6)       Any Units, when (a) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof; and (b) such Units have been duly authorized, executed, issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

Colony Bankcorp, Inc.

November 3, 2025

(7)        Any Warrants, when (a) the warrant agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Warrants and to authorize and approve the issuance thereof and (c) the Warrants have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; and

(8)       Any Rights, when (a) the rights agreement has been duly authorized, executed and delivered by the parties thereto, (b) the Board of Directors of the Company or a duly authorized committee thereof and the appropriate officers of the Company have taken all necessary corporate action to approve and establish the terms of the Rights and to authorize and approve the issuance thereof and (c) the Rights have been delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

(9)       Upon the completion of all Corporate Proceedings (as defined below) relating to the Equity Distribution Agreement Shares, when the Equity Distribution Agreement Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in accordance with the Corporate Proceedings and the terms of the Equity Distribution Agreement, the issuance and sale of the Equity Distribution Agreement Shares will have been duly authorized by all necessary corporate action of the Company, and the Equity Distribution Agreement Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Georgia Business Corporation Act (“GBCA”), (ii) upon the issuance of any of the Equity Distribution Agreement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Articles of Incorporation, as amended, and (iii) certain terms of the Equity Distribution Agreement Shares to be issued by the Company from time to time will be authorized and approved by the board of directors of the Company or one or more committees thereof established by the board of directors of the Company with the authority to issue and sell Equity Distribution Agreement Shares pursuant to the Equity Distribution Agreement in accordance with the GBCA, the Company’s Articles of Incorporation, as amended, the Amended and Restated Bylaws of the Company, as amended, and certain resolutions of the board of directors of the Company and one or more committees thereof (with such approvals referred to herein as the “Corporate Proceedings”) prior to issuance thereof.

Colony Bankcorp, Inc.

November 3, 2025

Our opinion that any document is legal, valid and binding is qualified as to:

a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

c)	the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

This opinion letter is delivered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update this opinion letter, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect the opinions and other statements expressed herein. This opinion letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein and is not to be used, circulated, quoted or otherwise referred to or relied upon by any other person or for any other purpose without my prior express written consent.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus and the Equity Distribution Agreement Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Colony Bankcorp, Inc.

November 3, 2025

Sincerely,

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly
A Partner